Exhibit 99.1

Kubient Reports Fourth Quarter and Full Year 2021 Results

NEW YORK – March 30, 2022 – Kubient, Inc. (NasdaqCM: KBNT, KBNTW) (“Kubient” or the “Company”), a cloud-based software platform for digital advertising, today reported financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021 and Recent Operational Highlights
•
Acqui-hired MediaCrossing Inc., a premier digital advertising agency dedicated to bringing advertising tools, technologies and expertise to brands, to operate within Kubient's Managed Services division.

•	Appointed Mitchell Berg as the Company’s Chief Technology Officer (“CTO”), who brings more than 20 years of technology, engineering, and executive management experience to the Kubient management team.

•
Partnered with Verve Group, an omnichannel ad platform, to increase transparency and reduce fraud in the advertising supply chain. The partnership opens up premium inventory for advertisers working with Verve Group, and enables Kubient's publishers the ability to access additional premium inventory from Verve Group, ultimately creating more transparency and efficiency for brands and agencies.

•	Extended contract with Yahoo to become a Kubient demand side partner (“DSP”), opening up Kubient’s pipeline to every global brand that uses Yahoo to buy media.

•
Signed a direct partnership with MediaMath, one of the largest independent DSPs in the world. This new partnership provides access to some of the largest global brands and their digital advertising budgets.

Management Commentary
“This past year was a strong leap in the right direction, as we exceeded revenue targets, and made significant operational progress by growing our workforce, ramping up the number of publishers and advertisers plugged into Kubient’s Audience Marketplace, and executing the expansion of Kubient’s Managed Services division through the acqui-hire of MediaCrossing,” said Kubient Founder, Chairman, CEO, CSO, and President, Paul Roberts. “We are certainly proud of our accomplishments thus far, but we understand there is much more work that has to be done to fully reach the potential of Kubient. To further expedite this process, we continue to vet multiple acquisition targets on the M&A front to find companies that can add immediate accretive value, similar to MediaCrossing. With the daily increasing tailwinds helping propel our growth trajectory, I am confident in our organizations’ ability to execute this new year as we continue to move full steam ahead with an industry leading team, IP, technology, and a dual-growth strategy.”

Full Year 2021 Financial Results
Net revenues were approximately $2.7 million for 2021, compared to approximately $2.9 million in 2020.

Technology expenses increased to approximately $3.1 million from approximately $2.1 million in 2020. The increase in technology expenses was primarily due to increases in salary expense from an increase in technology personnel headcount, as well as increased stock-based compensation, consulting expenses, amortization of software and cloud hosting costs.

General and administrative expenses increased to approximately $6.1 million from approximately $4.2 million in 2020. The increase in general and administrative expenses was primarily due to a legal settlement and related legal fees incurred in Q4 as well as increases in recruiting fees arising from an increase in headcount, insurance expenses and state franchise taxes.

GAAP net loss attributable to common shareholders was approximately $10.3 million, or $(0.75) loss per share, and increased compared to approximately $9.6 million, or $(1.85) loss per share, in 2020.

As of December 31, 2021, the Company had a cash and cash equivalents balance of approximately $24.9 million.

Conference Call
Kubient will hold a conference call today (March 30, 2022) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Kubient management will host the conference call, followed by a question and answer period.

Date: Wednesday, March 30, 2022
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
U.S. dial-in: 1-877-407-9208
International dial-in: 1-201-493-6784

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Kubient’s website.

A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through April 6, 2022.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 13726913

About Kubient
Kubient is a technology company with a mission to transform the digital advertising industry to audience-based marketing. Kubient’s next generation cloud-based infrastructure enables efficient marketplace liquidity for buyers and sellers of digital advertising. The Kubient Audience Marketplace is a flexible open marketplace for advertisers and publishers to reach, monetize and connect their audiences. The Company’s platform provides a transparent programmatic environment with proprietary artificial intelligence-powered pre-bid ad fraud prevention, and proprietary real-time bidding (RTB) marketplace automation for the digital out of home industry. The Audience Marketplace is the solution for brands and publishers that demand transparency and the ability to reach audiences across all channels and ad formats. For additional information, please visit https://kubient.com.

Forward-Looking Statements
The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Non-GAAP Measures
The Company defines EBITDA as net income (loss) before interest (including non-cash interest), taxes and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, further adjusted to eliminate the impact of certain non-recurring items and other items that we do not consider in our evaluation of our ongoing operating performance from period to period. These items will include stock-based compensation that the Company does not believe reflects the underlying business performance.

EBITDA and Adjusted EBITDA are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management believes that because Adjusted EBITDA excludes (a) certain non-cash expenses (such as depreciation, amortization and stock-based compensation) and (b) expenses that are not reflective of the Company’s core operating results over time (such as stock based compensation expense), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. The Company’s management uses EBITDA and Adjusted EBITDA (a) as a measure of operating performance, (b) for planning and forecasting in future periods, and (c) in communications with the Company’s board of directors concerning the Company’s financial performance. The Company’s presentation of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes EBITDA and Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with U.S. GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are (a) they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt, (b) they do not reflect future requirements for capital expenditures or contractual commitments, and (c) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

Kubient Investor Relations
Gateway Investor Relations
Matt Glover and John Yi
T: 1-949-574-3860
Kubient@gatewayir.com

Kubient, Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Years Ended December 31,
	2021	2020

Net Revenues	$2,737,767	$2,900,029

Costs and Expenses:
Sales and marketing	3,032,133	1,117,375
Technology	3,079,752	2,088,538
General and administrative	6,117,601	4,160,854
Loss on legal settlement	880,381	-

Total Costs and Expenses	13,109,867	7,366,767

Loss From Operations	(10,372,100)	(4,466,738)

Other (Expense) Income:
Interest expense	(8,383)	(1,135,675)
Interest expense - related parties	-	(403,372)
Interest income	88,537	25,178
Amortization of beneficial conversion feature	-	(1,984,322)
Gain on settlement of notes and other payables, net	-	124,999
Gain on forgiveness of accounts payable - supplier	-	236,248
Loss on extinguishment of convertible note payable	-	(297,272)
Other income	233	15,294

Total Other Income (Expense)	80,387	(3,418,922)

Net Loss	(10,291,713)	(7,885,660)

Deemed dividend related to warrant down round adjustment	-	(1,682,000)

Net Loss Attributable to Common Shareholders	$(10,291,713)	$(9,567,660)

Net Loss Per Share - Basic and Diluted	$(0.75)	$(1.85)

Weighted Average Common Shares Outstanding -
Basic and Diluted	13,695,700	5,185,204

Kubient, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,
	2021	2020

Assets

Current Assets:
Cash and cash equivalents	$24,907,963	$24,782,128
Accounts receivable, net	2,291,533	1,373,754
Other receivables	526,070	-
Prepaid expenses and other current assets	495,178	107,651
Total Current Assets	28,220,744	26,263,533
Intangible assets, net	2,946,610	1,071,850
Goodwill	463,000	-
Property and equipment, net	44,756	17,166
Deferred offering costs	10,000	10,000
Total Assets	$31,685,110	$27,362,549

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable - suppliers	$1,844,544	$336,028
Accounts payable - trade	659,362	1,106,604
Accrued expenses and other current liabilities	2,493,287	1,017,282
Deferred revenue	395,914	15,000
Notes payable	151,336	218,461

Total Current Liabilities	5,544,443	2,693,375
Contingent consideration	613,000	-
Notes payable, non-current portion	77,407	187,629
Total Liabilities	6,234,850	2,881,004

Commitments and contingencies (Note 9)

Stockholders' Equity:
Preferred stock, $0.00001 par value; 5,000,000 shares authorized;
No shares issued and outstanding
as of December 31, 2021 and 2020	-	-
Common stock, $0.00001 par value; 95,000,000 shares authorized;
14,253,948 and 11,756,109 shares issued and outstanding
as of December 31, 2021 and 2020, respectively	143	118
Additional paid-in capital	52,030,907	40,770,504
Accumulated deficit	(26,580,790)	(16,289,077)
Total Stockholders' Equity	25,450,260	24,481,545

Total Liabilities and Stockholders' Equity	$31,685,110	$27,362,549

Kubient, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	For the Years Ended
	December 31,
	2021	2020

Cash Flows From Operating Activities:
Net loss	$(10,291,713)	$(7,885,660)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	452,136	315,202
Bad debt expense	22,698	7,593
Gain on forgiveness of accounts payable - supplier	-	(236,248)
Stock-based compensation:
Common stock	700,652	448,646
Options	23,390	19,570
Amortization of debt discount and debt issuance costs	-	915,994
Amortization of debt discount and debt issuance costs - related parties	-	357,201
Amortization of beneficial conversion feature	-	1,984,322
Loss on extinguishment of convertible note payable	-	297,272
Loss on settlement of other payables	-	23,601
Gain on settlement of notes and other payables	-	(148,600)
Changes in operating assets and liabilities:
Accounts receivable	(940,477)	(1,342,643)
Other receivable	3,955	-
Prepaid expenses and other current assets	73,491	(79,579)
Accounts payable - suppliers	1,508,516	(191,125)
Accounts payable - trade	(447,242)	211,922
Accrued expenses and other current liabilities	1,467,306	497,416
Deferred revenue	(247,504)	-

Net Cash Used In Operating Activities	(7,674,792)	(4,805,116)

Cash Flows From Investing Activities:
Purchase of intangible assets	(1,133,072)	(1,300,336)
Purchase consideration of MediaCrossing	(500,000)	-
Purchase of property and equipment	(39,414)	(16,000)

Net Cash Used In Investing Activities	(1,672,486)	(1,316,336)

Cash Flows From Financing Activities:
Proceeds from exercise of warrants [1]	9,787,149	-
Repayment of PPP loan	(177,347)	-
Repayment of financed director and officer insurance premiums	(145,050)	-
Proceeds from exercise of options	8,361	-
Proceeds from sale of common stock and warrants in initial
public offering, net [2]	-	11,503,488
Payment of initial public offering issuance costs	-	(841,376)
Proceeds from sale of common stock and warrants in follow-on
public offering, net [3]	-	19,354,493
Payment of follow-on public offering issuance costs	-	(125,000)
Proceeds from exercise of warrant	-	11,000
Repayment of advance from related party	-	(29,000)
Proceeds from issuance of notes payable	-	406,190
Repayment of notes payable	-	(95,000)
Proceeds from issuance of notes payable - related parties	-	835,000
Repayment of note payable - related party	-	(150,000)

Net Cash Provided By Financing Activities	9,473,113	30,869,795

Net Increase In Cash and Cash Equivalents	125,835	24,748,343

Cash and Cash Equivalents - Beginning of the Year	24,782,128	33,785

Cash and Cash Equivalents - End of the Year	$24,907,963	$24,782,128

[1] Includes gross proceeds of $10,169,027, less issuance costs of $381,878.
[2] Includes gross proceeds of $12,503,750, less underwriting discounts and commissions of $1,000,262.
[3] Includes gross proceeds of $20,699,992, less underwriting discounts and commissions of $1,470,499.

The accompanying notes are an integral part of these consolidated financial statements.

Kubient, Inc.
Reconciliation of GAAP EBITDA to Non- GAAP Adjusted EBITDA
(Unaudited)

	For the Years Ended December 31,
	2021	2020
Net Loss Attributable to Common Shareholders	$(10,291,713)	$(9,567,660)
Interest expense	8,383	1,135,675
Interest expense - related parties	-	403,372
Interest income	(88,537)	(25,178)
Depreciation and amortization	452,136	315,202
Amortization of beneficial conversion feature	-	1,984,322
EBITDA	(9,919,731)	(5,754,267)

Adjustments:
Deemed dividend related to warrant down round adjustment	-	1,682,000
Stock-based compensation expense	724,042	468,216
Adjusted EBITDA	$(9,195,689)	$(3,604,051)

Adjusted Loss Per Share	$(0.67)	$(0.70)
Weighted Average Common Shares Outstanding -
Basic and Diluted	13,695,700	5,185,204